Exhibit 99.1

Innodata Reports Second Quarter 2025 Results with Revenue up 79% Year-Over-Year and Raises Full Year Guidance

NEW YORK – July 31, 2025 – INNODATA INC. (Nasdaq: INOD) today reported results for the second quarter ended June 30, 2025.

•	Revenue of $58.4 million, representing 79% year-over-year organic revenue growth.

•	Adjusted EBITDA of $13.2 million, an increase of $10.4 million from $2.8 million in the same period last year.*

•	Net income of $7.2 million, or $0.23 per basic share and $0.20 per diluted share, compared to a de minimis net loss, or $0.00 per basic and diluted share, in the same period last year.

•	Cash, cash equivalents and short-term investments were $59.8 million as of June 30, 2025 and $46.9 million as of December 31, 2024.

* Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, “Q2 was another outstanding quarter. We beat analysts’ expectations across the board on key metrics – revenue, Adjusted EBITDA, net income, and fully-diluted EPS. As a result of strong demand and momentum, which includes significant new deal wins across a diversity of new and existing customers, we are increasing our revenue guidance to 45% or more organic revenue growth in 2025, up from 40%. We have a robust pipeline that includes significant dollar values positioning us for a strong second half of the year. Many of these deals are not incorporated in our forecast, leaving room for possible further increases.

“Our beat-and-raise quarter underscores the critical role we are playing in the generative AI space. We expect to exceed last year’s Adjusted EBITDA while investing heavily in capabilities we believe will enable us to continue our growth in the years ahead.

“In testament to our market outperformance and positioning, we earned a spot on Wedbush’s industry note “The AI Revolution Theme; 30 Names to Play in the 4th Industrial Revolution” alongside 30 public AI companies that includes several of our megacap customers. In the quarter, we, through our operating subsidiaries, won prestigious awards including the Asia Best Employer Brand Award for the second consecutive year by the World HRD Congress, Golden Globe Tigers Awards for both AI Transformation Leadership and Innovation Excellence, and the Most Preferred Workplace Award by Team Marksmen.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 800 549 8228	North America
(+1) 289 819 1520	International
Participant Access Code	18067#

Replay dial-In

(+1) 888 660 6264	North America
(+1) 289 819 1325	International:
Replay Passcode	18067 #

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. That’s why we’re on a mission to help the world’s leading technology companies and enterprises drive Generative AI / AI innovation. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 35+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between India and Pakistan, Russia and Ukraine, Hamas’ attack against Israel and the ensuing conflict and unpredictable hostilities between Hezbollah and Israel and Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trading and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the SEC on February 24, 2025, and in our other filings that we may make with the SEC. In light of these risks and uncertainties, there can be no assurance that the results referred to in any forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Aneesh Pendharkar

investor@innodata.com

(201) 371-8000

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP, plus depreciation and amortization of intangible assets, stock-based compensation, non-recurring severance and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total U.S. GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$58,393	$32,553	$116,737	$59,057

Operating costs and expenses:

Direct operating costs	35,370	23,202	70,462	40,071
Selling and administrative expenses	14,112	9,020	29,092	17,325
Interest (income) expense, net	(577)	55	(704)	(29)
	48,905	32,277	98,850	57,367
Income before provision for income taxes	9,488	276	17,887	1,690
Provision for income taxes	2,269	285	2,881	709
Consolidated net income (loss)	7,219	(9)	15,006	981
Income attributable to non-controlling interests	-	5		6
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$7,219	$(14)	$15,006	$975

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.23	$(0.00)	$0.47	$0.03
Diluted	$0.20	$(0.00)	$0.43	$0.03
Weighted average shares outstanding:
Basic	31,785	28,878	31,609	28,819
Diluted	35,301	28,878	35,120	32,691

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$59,792	$46,897
Accounts receivable, net	34,124	28,013
Prepaid expenses and other current assets	6,773	6,090
Total current assets	100,689	81,000
Property and equipment, net	4,710	4,101
Right-of-use asset, net	3,830	4,238
Other assets	1,342	1,267
Deferred income taxes, net	6,036	7,492
Intangibles, net	13,930	13,353
Goodwill	2,086	1,998
Total assets	$132,623	$113,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$16,120	$17,455
Accrued salaries, wages and related benefits	12,377	13,836
Income and other taxes	4,220	5,695
Long-term obligations - current portion	1,477	1,643
Operating lease liability - current portion	928	877
Total current liabilities	35,122	39,506
Deferred income taxes, net	71	32
Long-term obligations, net of current portion	7,493	6,744
Operating lease liability, net of current portion	3,295	3,778
Total liabilities	45,981	50,060
STOCKHOLDERS' EQUITY	86,642	63,389
Total liabilities and stockholders’ equity	$132,623	$113,449

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$15,006	$981
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Stock-based compensation	5,602	2,026
Depreciation and amortization	3,164	2,684
Deferred income taxes	1,355	41
Pension cost	672	395
Changes in operating assets and liabilities:
Accounts receivable	(5,716)	(3,976)
Prepaid expenses and other current assets	(387)	246
Other assets	(76)	396
Accounts payable, accrued expenses and other	(1,499)	4,595
Accrued salaries, wages and related benefits	(1,490)	(1,149)
Income and other taxes	(1,529)	74
Net cash provided by operating activities	15,102	6,313

Cash flows from investing activities:
Capital expenditures	(4,058)	(4,067)
Net cash used in investing activities	(4,058)	(4,067)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,468	783
Withholding taxes on net settlement of restricted stock units	-	(97)
Payment of long-term obligations	(229)	(294)
Net cash provided by financing activities	1,239	392

Effect of exchange rate changes on cash and cash equivalents	612	65

Net increase in cash and cash equivalents	12,895	2,703

Cash and cash equivalents, beginning of period	46,897	13,806

Cash and cash equivalents, end of period	$59,792	$16,509

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2025	2024	2025	2024
Gross Profit attributable to Innodata Inc. and Subsidiaries	$23,023	$9,351	$46,275	$18,986
Depreciation and amortization	1,583	1,394	3,127	2,634
Stock-based compensation	441	73	868	157
Adjusted Gross Profit	$25,047	$10,818	$50,270	$21,777

Gross Margin	39%	29%	40%	32%
Adjusted Gross Margin	43%	33%	43%	37%

	Three Months Ended June 30,		Six Months Ended June 30,
DDS Segment	2025	2024	2025	2024
Gross Profit attributable to DDS Segment	$19,399	$6,079	$39,127	$12,637
Depreciation and amortization	711	455	1,426	793
Stock-based compensation	430	64	845	138
Adjusted Gross Profit	$20,540	$6,598	$41,398	$13,568

Gross Margin	38%	24%	38%	28%
Adjusted Gross Margin	41%	26%	41%	30%

	Three Months Ended June 30,		Six Months Ended June 30,
Synodex Segment	2025	2024	2025	2024
Gross Profit attributable to Synodex Segment	$447	$456	$1,000	$855
Depreciation and amortization	89	157	175	294
Stock-based compensation	-	-	1	-
Adjusted Gross Profit	$536	$613	$1,176	$1,149

Gross Margin	24%	23%	24%	22%
Adjusted Gross Margin	26%	31%	29%	30%

	Three Months Ended June 30,		Six Months Ended June 30,
Agility Segment	2025	2024	2025	2024
Gross Profit attributable to Agility Segment	$3,177	$2,816	$6,148	$5,494
Depreciation and amortization	783	782	1,526	1,547
Stock-based compensation	11	9	22	19
Adjusted Gross Profit	$3,971	$3,607	$7,696	$7,060

Gross Margin	55%	55%	55%	54%
Adjusted Gross Margin	69%	70%	68%	70%

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2025	2024	2025	2024
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$7,219	$(14)	$15,006	$975
Provision for income taxes	2,269	285	2,881	709
Interest (income) expense, net	(577)	101	(704)	169
Depreciation and amortization	1,602	1,418	3,164	2,684
Stock-based compensation	2,721	992	5,602	2,026
Non-controlling interests	-	5	-	6
Adjusted EBITDA - Consolidated	$13,234	$2,787	$25,949	$6,569

	Three Months Ended June 30,		Six Months Ended June 30,
DDS Segment	2025	2024	2025	2024
Net income (loss) attributable to DDS Segment	$7,333	$(460)	$15,007	$(34)
Provision for income taxes	2,213	283	2,800	704
Interest (income) expense, net	(577)	100	(705)	167
Depreciation and amortization	730	479	1,463	843
Stock-based compensation	2,516	868	5,193	1,763
Non-controlling interests	-	5	-	6
Adjusted EBITDA - DDS Segment	$12,215	$1,275	$23,758	$3,449

	Three Months Ended June 30,		Six Months Ended June 30,
Synodex Segment	2025	2024	2025	2024
Net income attributable to Synodex Segment	$307	$316	$573	$592
Depreciation and amortization	89	157	175	294
Stock-based compensation	65	49	129	98
Adjusted EBITDA - Synodex Segment	$461	$522	$877	$984

	Three Months Ended June 30,		Six Months Ended June 30,
Agility Segment	2025	2024	2025	2024
Net income (loss) attributable to Agility Segment	$(421)	$130	$(574)	$417
Provision for income taxes	56	2	81	5
Interest expense	-	1	1	2
Depreciation and amortization	783	782	1,526	1,547
Stock-based compensation	140	75	280	165
Adjusted EBITDA - Agility Segment	$558	$990	$1,314	$2,136

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
DDS	$50,576	$25,410	$101,406	$45,116
Synodex	2,065	1,986	4,079	3,857
Agility	5,752	5,157	11,252	10,084
Total Consolidated	$58,393	$32,553	$116,737	$59,057